IEC Electronics Corp.
2009 Annual Meeting
February 4, 2009

Welcome

"Absolutely, Positively Perfect and On-Time(SM)"

Agenda

- Review 2008
- Financial Results
- Sales and Marketing Activities
- Future Outlook

Forward Looking Statement:

Material presented at this meeting includes forward-looking statements about IEC Electronics Corp. These statements are subject to risks and uncertainties, including market conditions and the other factors discussed in the Company's filings with the SEC.

Opening Remarks

- 2008 Summary:
  - Sales increased 25%
  - Operating Income increased by more than 140%
  - Net Income before tax increased over 220%
  - Added 8 customers in our target markets
    - Numerous new projects for existing customers

Transitioning to the Next Phase of Our Growth

- Made a strategic acquisition
  - Cable manufacturing

- Substantially increases the depth of our existing customer relationship
  - Provides opportunity with new customers

- First acquisition for IEC in ten (10) years
  - It's great to be back

Continued Investment

- As discussed at last year's shareholder meeting some of our equipment was showing its age
  - Committed to "investing $3.5 million over the next three years"
- Invested $1.4 million in '08 and expect to invest another $1.2 million in '09
  - Improved productivity, faster cycle time
  - Less rework
  - Supports "perfect quality"
- Added some excellent managers

The Economy and Our Customers

- Deep recession
- Impressive customers from a diverse group of industries
  - A number of customers are increasing their business with us
  - Military and Medical sectors remain strong
- Some customers are being negatively impacted
  - Cut their orders and not likely to improve for the balance of '09
  - Not impervious from being "blindsided"
    - Paying attention to the details

Truly Exceptional Customer Base

Introductions and Shareholder Vote

- Board of Directors
- Management Team
- Auditors and Lawyers
- Shareholder Vote

2008 Year in Review

- Chief Financial Officer

Financial Results – Comparative P&L

YEARS ENDED	30-Sep-08	30-Sep-07	30-Sep-06
Total Revenue	**51,092**	**40,914**	**22,620**
Cost of Revenue	44,875	37,037	19,867
Gross Profit	**6,217**	**3,877**	**2,753**
Operating Expenses:			
Selling General and Administrative	3,825	2,892	2,155
Operating Income	**2,392**	**985**	**598**
Total Other Income/Expenses Net	(306)	(42)	(5)
Earnings Before Interest And Taxes	2,086	943	593
Interest Expense	452	440	378
Income Before Tax	1,634	503	215
Income Tax Expense	(8,843)	(372)	-
Net Income	**10,477**	**875**	**215**

Financial Results – Comparative Balance Sheets

	30-Sep-2008	30-Sep-2007	Change
Accounts Receivable	10,345	6,185	(4,160)
Inventory	5,566	3,326	(2,240)
Deferred Income Taxes	16,635	640	(15,995)
Fixed Assets	853	1,603	750
Other Assets	121	91	(30)
Total Assets	**33,520**	**11,845**	**(21,675)**
Short Term Borrowings	1,098	1,325	(227)
Accounts Payable	6,125	4,937	1,188
Other Current Liabilities	1,411	994	417
Total Current Liabilities	8,634	7,256	1,378
Long Term Debt	8,910	426	8,484
Total Liabilities	**17,544**	**7,682**	**9,862**
Shareholder's Equity	15,976	4,163	11,813
Total Liabilities and Equity	**33,520**	**11,845**	**21,675**

Fiscal 2008 Performance Overview

- **Increased sales and significant improvement in profitability**

(In $ Thousands)

	2008	2007	
Order Backlog	$40,452	$22,328	▪ 8 new customers, robust organic growth
Sales	$51,092	$40,914	▪ 25% growth in shipments
Operating Income	$2,392	$ 985	▪ Flow-thru on incremental sales
Op Inc % of sales	4.7 %	2.4 %	
Employees	360	267	▪ Acquisition and management adds

Annual Sales Trend

- Strong year over year growth
- Sales growth of 25% 2007 to 2008



(In $ Thousands)
$ 55,000
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
27,701
19,066
22,620
40,914
51,092
25%
2004
2005
2006
2007
2008

Annual Operating Income Trend



Operating Income
Op Income %
(In $ Thousands)
$ 3,000
2,500
2,000
1,500
1,000
500
0
(500)
(1,000)
(1,500)
(2,000)
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
(759)
-2.7%
347
1.8%
598
2.6%
986
2.4%
2,392
4.7%
2004
2005
2006
2007
2008

- Significant improvement in the Quality of Earnings
- 'Flow through' earnings on incremental sales has increased

The Growth of IEC

- Executive Vice President, and President of the Contract Manufacturing Operation

Sales & Marketing Review

- Val-U-Tech Acquisition
- Revenue By Market Sector
- Market Sector Development
- FY2009 Outlook

Val-U-Tech

Strategically Expanding Our Service Offering


Design
Backplanes
Circuit Card Assembly
Cable & Wire Harness Assembly

Revenue by Market Sector 2008


30%
Industrial
9%
Medical & Other
11%
Communications
Aerospace
11%
Military
39%

Market Sector

Military & Defense



Military Training Gear
IEC
electronics



Military



IEC
electronics
Satellite Communications

- 57% YOY sector sales growth
- Added 2 new customers



Annual Revenue
Revenue ($000's)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
FY2005
FY2006
FY2007
FY2008

Market Sector

Industrial



Locomotive
Control Modules



Industrial



Semiconductor Manufacturing

- **17% YOY sector sales growth**
- **Added 2 new customers**



Annual Revenue
Revenue ($000's)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
FY2005
FY2006
FY2007
FY2008

Market Sector

Aerospace


Cockpit Communication Systems
IEC
electronics


Aerospace


IEC
electronics
Aircraft Lighting Systems

- **11% of annual revenue**
- **3 production customers**


Annual Revenue
Revenue ($000's)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
FY2007
FY2008

Market Sector

Medical & Other



IEC electronics
Medical Equipment



Medical & Other



IEC electronics
Resuscitation Systems

- 9% of annual revenue
- 3 production customers



Annual Revenue
Revenue ($000's)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
FY2007
FY2008

2009 Revenue Outlook


Base Business Reductions
- Intensified Competition (price reductions)
- Soft demand
- Contracts not renewed
- End of life projects
Base Business Growth
- New program awards
- Increased volume with existing projects
New Customers
- New awards
FY2006
FY2007
FY2008
FY2009 Target

Why are we optimistic about 2009?

Looking Ahead

- It is hard to ignore the world around us
  - We do not expect any change to the economic environment for all of '09
- Anticipated continued growth from a diversified customer base
  - Sales growth between 25 - 35% for fiscal 2009
- Net income before tax is expected to increase by 50%

Conclusion

- Executing our strategy
  - Further diversify our market sectors
  - Driving Y/Y organic growth by 18% +/-
  - Review acquisition opportunities
  - Continued investment in customers, people and equipment

- Recapping past growth goals
  - Two years ago we envisioned IEC becoming a $50 million company – **we are there**
  - Last year we set the goal of becoming a $100 million company and we laid the groundwork

This year…


Market Focus
Unique Capability
Goal: $150 million company in 2012
Uncompromising Performance

Creating a more valuable company for our Customers, Employees and Shareholders; Higher sales, higher margins, and reduced debt

IEC electronics
Absolutely, Positively, Perfect and On-Time(SM)

IEC Electronics Corp.
2008 Annual Meeting
February 4, 2009

Questions

"Absolutely, Positively Perfect and On-Time(SM)"